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                                                                    EXHIBIT 10.8





                         BEHRINGER HARVARD REIT I, INC.
                         2002 EMPLOYEE STOCK OPTION PLAN
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                         BEHRINGER HARVARD REIT I, INC.
                         2002 EMPLOYEE STOCK OPTION PLAN

                                   SECTION 1.
                                     PURPOSE

      The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase Shares to Employees in order to attract and retain Employees by providing an incentive to work to increase the value of Shares and a stake in the future of the Company which corresponds to the stake of each of the Company's shareholders. The Plan provides for the grant of ISO's and NQSO's to aid the Company in obtaining these goals.

                                   SECTION 2.
                                   DEFINITIONS

      Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Option Agreements under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender. Note that some definitions may not be used in this Plan, and may be inserted here solely for possible use in Option Agreements issued under this Plan.

      2.1 AFFILIATE means with respect to any Person, (i) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

      2.2   BOARD means the Board of Directors of the Company.

      2.3   CAUSE shall mean an act or acts by an Eligible Recipient involving
(a) the use for profit or disclosure to unauthorized Persons of confidential information or trade secrets of his employer, the Company, or any Affiliate of the Company, (b) the breach of any contract with his employer, the Company, or any Affiliate of the Company, (c) the violation of any fiduciary obligation to his employer, the Company, or any Affiliate of the Company, (d) the unlawful trading in the securities of his employer, the Company, or any Affiliate of the Company, or of another corporation based on information gained as a result of the performance of services for his employer, the Company, or any Affiliate of the Company, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

      2.4   CHANGE OF CONTROL means either of the following:

            (a) any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

            (b) any transaction pursuant to which Persons who are not current shareholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the shareholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company.

However, notwithstanding the foregoing, in no event shall an initial public offering of the Company's common stock constitute a Change of Control.
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      2.5   CODE means the Internal Revenue Code of 1986, as amended.

      2.6 COMMITTEE means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Directors.

      2.7   COMMON STOCK means the common stock of the Company.

      2.8 COMPANY means Behringer Harvard REIT I, Inc., a Maryland corporation, and any successor to such organization.

      2.9   DIRECTOR means a member of the Board.

      2.10  ELIGIBLE RECIPIENT means an Employee and/or a Key Person.

      2.11 EMPLOYEE means a common law employee of the Company, or any Affiliate of the Company whose employees are capable of receiving ISO's under Code Section 422.

      2.12  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

      2.13  EXERCISE PRICE means the price which shall be paid to purchase one
(1) Share upon the exercise of an Option granted under this Plan.

      2.14 FAIR MARKET VALUE of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

            (a) If the shares of Common Stock are traded on any national stock exchange, its Fair Market Value of a Share shall be the average closing sale price for such shares on such exchange or system for the five consecutive trading days ending on the date of such determination; or

            (b) If the shares of Common Stock are not listed on any national stock exchange but are quoted on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System the Fair Market Value of a Share shall be the average of the high "bid" and low "ask" prices of a share of Common Stock as reflected on NASDAQ on the date of such determination; or

            (c) If the shares of Common Stock are not traded or listed as provided above the per share sales price of the Common Stock if there is a current public offering of the Common Stock; or

            (d) the fair market value of a share of Common Stock as determined by the Board.

      2.15 FLSA EXCLUSION means the provisions of Section 7(e) of the Fair Labor Standards Act of 1938 (the "FLSA") that exempt certain stock-based compensation from inclusion in overtime determinations under the FLSA.

      2.16 INSIDER means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

      2.17 ISO means an option granted under this Plan to purchase Shares which is intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

      2.18 KEY PERSON means an individual employed by either Behringer Advisors LP or by HPT Management.

      2.19 NQSO means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code
Section 422.


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      2.20  OPTION means an ISO or a NQSO.

      2.21 OPTION AGREEMENT means an agreement between the Company and a Participant evidencing an award of an Option.

      2.22 OUTSIDE DIRECTOR means a Director who is not an Employee and who qualifies as (1) a "non-employee director" under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (2) an "outside director" under Code
Section 162(m) and the regulations promulgated thereunder.

      2.23  PARTICIPANT means an individual who receives an Option hereunder.

      2.24 PERFORMANCE-BASED EXCEPTION means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

      2.25 PERSON means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other legal entity, any governmental body including any agency or political subdivision thereof, and a "group" as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

      2.26 PLAN means the Behringer Harvard REIT I, Inc. 2002 Employee Stock Option Plan, as may be amended from time to time.

      2.27  SHARE means a share of the Common Stock of the Company.

      2.28 TEN PERCENT SHAREHOLDER means a Person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting pOwer of all classes of shares of stock of either the Company, a Subsidiary or a Parent.

                                   SECTION 3.
                            SHARES SUBJECT TO OPTIONS

      The total number of Shares that may be issued pursuant to Options under this Plan shall not exceed ten million (10,000,000), as adjusted pursuant to
Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to an Option which remain after the cancellation, expiration or exchange of such Option thereafter shall again become available for use under this Plan. Notwithstanding anything herein to the contrary, no Participant may be granted Options or Stock Appreciation Rights covering an aggregate number of Shares in excess of five million (5,000,000) in any calendar year.

                                   SECTION 4.
                                 EFFECTIVE DATE

      The effective date of this Plan, as documented hereby, shall be the date it is adopted by the Board, as noted in resolutions effectuating such adoption, provided the shareholders of the Company approve this Plan within twelve (12) months after such effective date. If such effective date comes before such shareholder approval, any Stock Incentives granted under this Plan before the date of such approval automatically shall be granted subject to such approval.

                                   SECTION 5.
                                 ADMINISTRATION

      5.1 GENERAL ADMINISTRATION. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the


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circumstances. The Board's actions shall be binding on the Company, on each affected Eligible Recipient, and on each other Person directly or indirectly affected by such actions.

      5.2 AUTHORITY OF THE BOARD. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Options in a manner consistent with the Plan, to determine the terms and conditions of Options in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan's administration, and to amend the terms and conditions of any outstanding Options as allowed under the Plan and such Options. Further, the Board may make all other determinations which may be necessary or advisable for the administration of the Plan.

      5.3 DELEGATION OF AUTHORITY. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of not less than one (1) director. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated its authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part. With respect to Committee appointments and composition, only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Stock Incentives which will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Options to Insiders that will be exempt from Section 16(b) of the Exchange Act.

      5.4 DECISIONS BINDING. All determinations and decisions made by the Board (or its delegate) pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its stockholders, Directors, Employees, Participants, and their estates and beneficiaries.

      5.5 INDEMNIFICATION FOR DECISIONS. No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a director of the Company so that the members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its bylaws and applicable law. In addition, the members of the Board, Committee shall be indemnified by the Company against (a) the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Option granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

                                   SECTION 6.
                                   ELIGIBILITY

      Eligible Recipients selected by the Board shall be eligible for the grant of Options under this Plan, but no Eligible Recipient shall have the right to be granted an Option under this Plan merely as a result of his or her status as an Eligible Recipient. Only Employees shall be eligible to receive a grant of ISO's.


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                                    SECTION 7
                                TERMS OF OPTIONS

      7.1 GRANTS OF OPTIONS. The Board, in its absolute discretion, shall grant Options under this Plan from time to time and shall have the right to grant new Options in exchange for outstanding Options. Options shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant Options to all Eligible Recipients, or to grant all Options subject to the same terms and conditions.

      7.2 SHARES SUBJECT TO OPTIONS. The number of Shares as to which an Option shall be granted shall be determined by the Board in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan.

      7.3 DATE OF GRANT. The date an Option is granted shall be the date on which the Board (1) has approved the terms and conditions of the Option Agreement, (2) has determined the recipient of the Option and the number of Shares covered by the Option and (3) has taken all such other action necessary to complete the grant of the Option, except as may be otherwise required by law.

      7.4 NECESSITY OF OPTION AGREEMENTS. Each grant of an Option shall be evidenced by an Option Agreement which shall specify whether the Option is an ISO or NQSO, and incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option which first become exercisable during any calendar year, and which shall be in such form and contain such terms and conditions as the Board in its discretion may, subject to the provisions of the Plan, from time to time determine. The Board and/or the Company shall have complete discretion to modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

      7.5 DETERMINING OPTIONEES. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of Behringer Advisors LP or HPT Management, the duties of the Eligible Recipient, the present and potential contributions of the Eligible Recipient to the success of the Company, the anticipated number of years of service remaining before the attainment by the Eligible Recipient of retirement age, and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Board grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on his failure to exercise the other such Option.

      7.6 EXERCISE PRICE. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Option Agreement. With respect to each grant of an Option to a Participant, the Exercise Price shall equal to $12.00 prior to the completion of the Company's initial public offering of Common Stock, and thereafter, shall be no less than one hundred twenty percent (120%) of the Fair Market Value of such Share, and shall be set forth in the applicable Option Agreement; provided, however, the Exercise Price for each Share shall be no less than the minimum price required by applicable state law, or by the Company's governing instrument, whichever price is greater. With respect to each grant of an ISO to a Participant who is not a Ten Percent Shareholder, the Exercise Price shall not be less than the Fair Market Value on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the ISO is granted. Any Stock Incentive intended to meet the Performance-Based Exception must be granted with an Exercise Price equivalent to or greater than the Fair Market Value of the Shares subject thereto. Any Stock Incentive intended to meet the FLSA Exclusion must be granted with an Exercise Price equivalent to or greater than eighty-five percent (85%) of the Fair Market Value of the Shares subject thereto on the date granted.

      7.7 OPTION TERM. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option Agreement shall:


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            (a)   make an Option exercisable before the date such Option is
granted; or

            (b)   make an Option exercisable after the earlier of:

                  (i)   the date such Option is exercised in full;

                  (ii) the date which is the fifth (5th) anniversary of the date such Option is granted;

                  (iii) the date on which the Eligible Recipient ceases to be an employee of his employer for Cause;

                  (iv) three (3) months following the date on which the Eligible Recipient ceases to be an employee of his employer (for any reason other than death or disability or for Cause); or

                  (v) one (1) year following the date on which the Eligible Recipient ceases to be an employee of his employer because of death or disability.

An Option Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability. The Employee's rights, if any, upon termination of employment will be set forth in the applicable Option Agreement.

      7.8 PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Option Agreement provides otherwise, by delivery to the Company of a number of Shares which have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., "mature shares" for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, unless the Option Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company's equity securities under Section 12 of the Securities Exchange Act of 1934 as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Option Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a stockholder. Notwithstanding the above, and in the sole discretion of the Board, an Option may be exercised as to a portion or all (as determined by the Board) of the number of Shares specified in the Option Agreement by delivery to the Company of a promissory note, such promissory note to be executed by the Participant and which shall include, with such other terms and conditions as the Board shall determine, provisions in a form approved by the Board under which:
(i) the balance of the aggregate purchase price shall be payable in equal installments over such period and shall bear interest at such rate (which shall not be less than the prime bank loan rate as determined by the Board, which shall be established at the time of exercise, and which must be a market rate based on the rate environment at the date of exercise) as the Board shall approve, and (ii) the Participant shall be personally liable for payment of the unpaid principal balance and all accrued but unpaid interest. Other methods of payment may also be used if approved by the Board in its sole and absolute discretion and provided for under the Option Agreement.

      7.9 CONDITIONS TO EXERCISE OF AN OPTION. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Option Agreement; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part; and further provided, however, in no event may an Option (all or any portion thereof) become exercisable if the recipient Employee terminates his


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employment and his status as an Employee within one year from the date on which such Option was granted. An Option intended to meet the FLSA Exclusion shall not be exercisable for at least six (6) months following the date it is granted, except by reason of death, disability, retirement, a change in corporate ownership or other circumstances permitted under regulations promulgated under the FLSA Exclusion. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, rights of the Company to re-purchase Shares acquired pursuant to the exercise of an Option, voting restrictions, investment intent restrictions, restrictions on transfer, "first refusal" rights of the Company to purchase Shares acquired pursuant to the exercise of an Option prior to their sale to any other Person, "drag along" rights requiring the sale of shares to a third party purchaser in certain circumstances, "lock up" type restrictions in the case of an initial public offering of the Company's stock, restrictions or limitations that would be applied to shareholders under any applicable restriction agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares. Notwithstanding any provision of this Plan or any Option Agreement to the contrary, in no event shall any Option granted under this Plan be exercisable if such exercise would jeopardize the status of the Company as a "real estate investment trust" as defined in Code Section 856.

      7.10 TRANSFERABILITY OF OPTIONS. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, such Option may be exercised by such Participant's legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, a NQSO may also be transferred by a Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other Persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Option and purchase of Shares. In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant.

      7.11 ISO TAX TREATMENT REQUIREMENTS. With respect to any Option which purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), such Option shall not be treated as an ISO in accordance with Code Section 422(d). The rule of the preceding sentence is applied in the order in which Options are granteD. Also, with respect to any Option which purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not meet the requirements of Code Section 422(a)(2).

                                   SECTION 8.
                              SECURITIES REGULATION

      Each Option Agreement may provide that, upon the receipt of Shares as a result of the exercise of an Option or otherwise, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Option Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act"), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not


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required. Certificates representing the Shares transferred upon the exercise of an Option granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

                                   SECTION 9.
                                  LIFE OF PLAN

      No Option shall be granted under this Plan on or after the earlier of:

            (a) the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options have been exercised in full or no longer are exercisable, or

            (b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Options granted under this Plan) been issued or no longer are available for use under this Plan, in which event this Plan also shall terminate on such date.

                                   SECTION 10.
                                   ADJUSTMENT

      Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares which may be granted during a calendar year to any individual under Section 3 of this Plan, the number of Shares subject to Options granted under this Plan, and the Exercise Price of any Options shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Code Section 424(a)) the number of Shares reserved under Section 3, and tHe number of Shares subject to Options granted under this Plan, and the Exercise Price of any Options in the event of any corporate transaction described in Code Section 424(a) which proviDes for the substitution or assumption of such Options. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Options granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected Persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

                                   SECTION 11.
                        CHANGE OF CONTROL OF THE COMPANY

      Except as otherwise provided in an Option Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, with respect to any Option granted under this Plan which is not so assumed or substituted (a "Non-Assumed Option"), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Options, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period immediately preceding the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the "Action Effective Date"):

            (a) Accelerate the vesting and/or exercisability of such Non-Assumed Option; and/or

            (b)   Unilaterally cancel such Non-Assumed Option in exchange for:

                  (i) whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) or whole and/or fractional shares of a successor (or for whole shares of a successor and cash in lieu of any fractional share) which, in the aggregate, are equal in value to the excess of the


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      Fair Market Value of the Shares which could be purchased subject to such
      Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Shares; or

                  (ii) cash or other property equal in value to the excess of the Fair Market Value of the Shares which could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting) over the aggregate Exercise Price for such Shares; and/or

            (c) Unilaterally cancel such Non-Assumed Option after providing the holder of such Option with (1) an opportunity to exercise such Non-Assumed Option to the extent vested within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period.

However, notwithstanding the foregoing, to the extent that the recipient of Non-Assumed Option is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment
(1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless an Option Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

                                   SECTION 12.
                            AMENDMENT OR TERMINATION

      This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in
Section 10, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Eligible Recipients eligible for Options under Section 6. The Board also may suspend the granting of Options under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Option after it has been granted if (I) the modification, amendment or cancellation does not diminish the rights or benefits of the Option recipient under the Option, (II) the Participant consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Option Agreement expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

                                   SECTION 13.
                                  MISCELLANEOUS

      13.1 SHAREHOLDER RIGHTS. No Participant shall have any rights as a shareholder of the Company as a result of the grant of an Option to him or to her under this Plan or his or her exercise of such Option pending the actual delivery of Shares subject to such Option to such Participant.

      13.2 NO GUARANTEE OF CONTINUED RELATIONSHIP. The grant of an Option to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment with his employer or relationship with the Company in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option.

      13.3 WITHHOLDING. The Company shall have the power and the right to deduct or withhold (for the Company or for the employer of a Participant), or require a Participant to remit to the Company or his employer as a condition precedent for the fulfillment of any Option, an amount sufficient to satisfy Federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to an Option. Whenever Shares are to be issued to a Participant upon exercise of an Option, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option, an amount in cash (or, unless the

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
Option Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Option Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of an Option. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

      13.4 NOTIFICATION OF DISQUALIFYING DISPOSITIONS OF ISO OPTIONS. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option which is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option which is an ISO on the Participant's express written agreement with these provisions of this Plan.

      13.5 TRANSFER. The transfer of an Employee between or among the Company, Behringer Advisors LP and HPT Management shall not be treated as a termination of his or her employment under this Plan.

      13.6 CONSTRUCTION. This Plan shall be construed under the laws of the State of Maryland.






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